Exhibit 99.2

OFFICEMAX INCORPORATED
2008 Restricted Stock Unit Award Agreement – Performance Based
Elected Officers (U.S.)

This Restricted Stock Unit Award (the “Award”) is granted on <<insert award date>> (the “Award Date”) by OfficeMax Incorporated (“OfficeMax”) to <<insert name>> (“Awardee” or “you”) pursuant to the 2003 OfficeMax Incentive and Performance Plan (the “Plan”) and the following terms of this agreement (the “Agreement”):

1.                                       Terms and Conditions.  The Award is subject to all the terms and conditions of the Plan.  All capitalized terms not defined in this Agreement shall have the meaning stated in the Plan.  If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control unless this Agreement explicitly states that an exception to the Plan is being made.

2.                                       Potential Award.  You are hereby awarded a potential grant of <<insert RSUs>> restricted stock units (your “Potential RSU Award”) at no cost to you, subject to the restrictions set forth in the Plan and this Agreement.

3.                                       Performance Measurement.  As a condition of vesting under paragraph 4, the sum of OfficeMax’s reported Earnings Before Interest and Taxes (“EBIT”) for its 2008 and 2009 fiscal years as calculated by OfficeMax in its sole discretion must equal at least $         million (the “EBIT Minimum”).  If OfficeMax achieves the EBIT Minimum, then your Potential RSU Award will be adjusted as follows:  one-half will be adjusted based on OfficeMax’s 2008 Economic Value Added (“EVA®”(1)) Improvement as described below, and the other one-half will be adjusted based upon OfficeMax’s 2009 EVA® Improvement.  EVA® is defined as OfficeMax’s fiscal year Net Operating Profit After Taxes (“NOPAT”) less a charge for capital used, based on OfficeMax’s weighted average cost of capital and net assets, as determined by OfficeMax.  NOPAT and the capital charge are adjusted to capitalize operating leases.  EVA® Improvement is defined as the dollar value of the EVA® for the most recently completed fiscal year compared to the dollar value of the EVA® for the next preceding fiscal year.

4.                                       Vesting.  The first half of your Potential RSU Award shall be adjusted for 2008 EVA® Improvement in accordance with the following chart to determine your “2008 RSU Award” and shall vest on <<insert vest date (1) >>.  Payment shall be made as soon as practical after such vesting date.  Subject to paragraph 9, in no event shall payment be made later than March 15 of the year following the year in which your 2008 RSU Award vests.

(1)  EVA® is a registered trademark of Stern Stewart & Co.

2008 EVA® Improvement	Percentage of Potential RSU Award
150%
100%
50%

The second half of your Potential RSU Award shall be adjusted for 2009 EVA® Improvement in accordance with the following chart to determine your “2009 RSU Award” and shall vest on <<insert vest date (2) >>.  Payment shall be made as soon as practical after such vesting date.  Subject to paragraph 9, in no event shall payment be made later than March 15 of the year following the year in which your 2009 RSU Award vests.

2009 EVA® Improvement	Percentage of Potential RSU Award
150%
100%
50%

Where EVA® Improvement falls between the numbers shown in the tables above, the Percentage of Potential RSU Award shall be calculated using straight-line interpolation.

5.                                       Termination of Employment During Vesting Period.  The restrictions on the restricted stock units earned (after application of paragraphs 3 and 4) will lapse and the units will vest at the times set forth in paragraph 5.

a.                                       Termination Prior to First Vesting Date.  If your termination of employment occurs before <<insert vest date (1) >> and:

A.                                   you terminate employment as a result of your death or total and permanent disability,

B.                                     you are involuntarily terminated in a situation qualifying you for severance payments under an OfficeMax plan, or

C.                                     you voluntarily terminate employment and at the time of your termination you are at least age 55 and have at least 10 years of employment with OfficeMax,

then the restrictions will lapse and the restricted stock units shall vest on the applicable vesting date set forth in paragraph 4 in a pro rata manner as follows:

•

A pro rata portion of the percentage of the unvested units that would have otherwise vested as determined under paragraph 4 on <<insert vest date (1) >> based on the number of full months worked since the Award Date over <<insert months >> months, plus

•

A pro rata portion of the percentage of unvested units that would have otherwise vested as determined under paragraph 4 on <<insert vest date (2) >> based on the number of full months worked since the Award Date over <<insert months >> months.

b.                                      Termination Between First and Second Vesting Date.  If your termination of employment occurs between <<insert vest date (1) >> and<<insert vest date (2) >> and:

A.                                   you terminate employment as a result of your death or total and permanent disability,

B.                                     you are involuntarily terminated in a situation qualifying you for severance payments under an OfficeMax plan, or

C.                                     you voluntarily terminate employment and at the time of your termination you are at least age 55 and have at least 10 years of employment with OfficeMax,

then the restrictions on the number of unvested units that would have otherwise vested as determined under paragraph 4 on <<insert vest date (2) >> will lapse in a pro rata manner based on the number of full months worked since the Award Date over <<insert months >> months.

c.                                       Six-Month Minimum Employment Requirement.  You must be employed with OfficeMax for a minimum of six months during fiscal years 2008 and/or 2009 to be eligible for a pro rata payment under the terms of paragraph 5.a or 5.b.

d.                                      Payment Upon Termination Due to Death.  In the event of your death, payment with respect to the units shall be made only to your beneficiary, executor or administrator of your estate or the person or persons to whom your rights under the benefit shall pass by will or the laws of descent and distribution.

e.                                       Timing of Pro Rata Payment.

A.                                   Death or Disability.  In the event of your death or disability, any pro rata amount determined pursuant to this paragraph 5 will be paid as soon as administratively feasible following determination of 2008 EVA® Improvement and/or 2009 EVA® Improvement, as applicable, or within 30 days of your termination, if later.  In no event shall payment be made later than March 15 of the year following the year in which OfficeMax determines the relevant year’s EVA® Improvement.  Any unvested units remaining after payout will be cancelled.

B.                                     Certain Terminations.  If you are involuntarily terminated in a situation qualifying you for severance payments under an OfficeMax plan or you voluntarily terminate employment and at the time of your termination you are at least age 55 and have at least 10 years of employment with OfficeMax, your pro rata payment shall be made at the same time payment is made to active employees (i.e., as soon as practical following the vesting date(s) specified in paragraph 4).  In no event shall payment be made later than March 15 of the year following the originally scheduled vesting date.

f.                                         Other Terminations.  Upon your voluntary or involuntary termination for any reason not meeting the criteria specified in this paragraph 5, all units not yet vested at the time of termination will be immediately cancelled.

6.                                       Change in Control.  In the event of a Change in Control prior to <<insert vest date (2) >>, the continuing entity may either continue this Award or replace this Award with an award of at least equal value with terms and conditions not less favorable than the terms and conditions provided in this Agreement, in which case the Award will vest according to the terms of the applicable Award Agreement.  Notwithstanding the terms of the Plan, if the continuing entity does not so continue or replace this Award, or if you experience a “qualifying termination,” the Restriction Period will lapse with respect to all units not vested at the time of the Change in Control or your termination (as applicable), and all units will vest immediately.  Payment shall be made as soon as practical but in no event later than March 15 of the year following the year in which the Change in Control or “qualifying termination” (as applicable) occurred.   However, if you are a “specified employee,” as determined pursuant to Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”) and regulations issued thereunder, to the extent amounts are (i) payable to you upon a “qualifying termination” and (ii) such amounts are subject to Code Section 409A, payment shall be made on the first day following the six month anniversary of your termination of employment.  “Change in Control” and “qualifying termination” shall be defined in an agreement providing specific benefits upon a change in control or in the Plan.  Notwithstanding the foregoing, to the extent any amount payable pursuant paragraph 9 constitutes deferred compensation under Code Section 409A , the definition of “Change in Control” provided in Appendix A shall apply.

7.                                       Nontransferability.  The units awarded pursuant to this Agreement cannot be sold, assigned, pledged, hypothecated, transferred, or otherwise encumbered prior to vesting.  Any attempt to transfer your rights in the awarded units prior to vesting will result in the immediate cancellation of the units.  Subject to the approval of OfficeMax in its sole discretion, units may be transferable to members of the immediate family of the participant and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders.

8.                                       Stockholder Rights.  You will not receive dividends or dividend units on the awarded units.  With respect to the awarded units, you are not a shareholder and do not have any voting rights until the units vest and shares are recorded as issued on OfficeMax’s official stockholder records.

9.                                       Share Payment; Code Section 162(m).  Vested restricted stock units will be paid to you in whole shares of OfficeMax common stock.  Partial shares, if any, will be paid in cash.  Notwithstanding any provision in the Plan or this Agreement to the contrary, if in OfficeMax’s good faith determination, some or all of the remuneration attributable to this payment is not deductible by OfficeMax for federal income tax purposes pursuant to Code Section 162(m), then payment of such units will occur on the first day following the three month anniversary of your termination of employment with OfficeMax.  However, if you are a specified employee, as determined pursuant to Code Section 409A and regulations issued thereunder, payment shall be automatically deferred until the first day following the six month anniversary of your termination of employment.

10.                                 Tax Withholding.  The amount of shares to be paid to you will be reduced by that number of shares having a Fair Market Value equal to the required minimum federal and state withholding amounts triggered by the vesting of your restricted stock units.  To the extent a fractional share is needed to satisfy such tax withholding, the number of shares withheld will be rounded up to the next whole number.  Alternatively, you may elect within 60 calendar days from the Award Date to satisfy such withholding requirements in cash.

11.                                 Non-Solicitation and Non-Compete.  For the period beginning on the Award Date and ending one year following your termination of employment with OfficeMax, you will not (i) directly or indirectly employ, recruit or solicit for employment any person who is (or was within six (6) months prior to your employment termination date) an employee of OfficeMax, an Affiliate or Subsidiary; or (ii) commence Employment with any Competitor in a substantially similar capacity to any position you held with OfficeMax during the last 12 months of your employment with OfficeMax.  If you violate the terms of this paragraph 11 at any time, you will forfeit, as of the first day of any such violation, all right, title and interest to the units and any shares you own in settlement of your restricted stock units on or after such date.  OfficeMax shall have the right to issue a stop transfer order and other appropriate instructions to its transfer agent with respect to these restricted stock units, and OfficeMax further will be entitled to reimbursement of any fees and expenses (including attorneys’ fees) incurred by or on behalf of OfficeMax in enforcing its rights under this paragraph 11.  By accepting this Award, you consent to a deduction from any amounts OfficeMax, an Affiliate or Subsidiary owes to you (including wages or other compensation, fringe benefits, or vacation pay, as well as other amounts owed to you), to the extent of any amounts that you owe to OfficeMax under this paragraph 11.  If OfficeMax does not recover by means of set-off the full amount owed to OfficeMax, you agree to pay immediately the unpaid balance to OfficeMax.

a.                                       “Competitor” means any business, foreign or domestic, which is engaged, at any time relevant to the provisions of this Agreement, in the sale or distribution of products, or in the provision of services in competition with the products sold or distributed or services provided by OfficeMax, an Affiliate, Subsidiary, partnership, or joint venture of OfficeMax.  The determination of whether a business is a Competitor shall be made by OfficeMax’s General Counsel, in his or her sole discretion.

b.                                      “Employment” means providing significant services as an employee or consultant, or otherwise rendering services of a significant nature for remuneration, to a Competitor.

12.                                Use of Personal Data.  By executing this Agreement, you hereby agree freely, and with your full knowledge and consent, to the collection, use, processing and transfer (collectively, the “Use”) of certain personal data such as your name, salary, nationality, job title, position evaluation rating along with details of all past awards and current awards outstanding under the Plan (collectively, the “Data”), for the purpose of managing and administering the Plan.  You further acknowledge and agree that OfficeMax and/or any of its Affiliates may make Use of the Data amongst themselves and/or any other third parties assisting OfficeMax in the administration and management of the Plan (collectively, the “Data Recipients”).  In keeping therewith, you hereby further authorize any Data Recipient, including Data Recipients located in foreign jurisdictions, to continue to make Use of the Data, in electronic or other form, for the purposes of administering and managing the Plan, including without limitation, any necessary Use of such Data as may be required for the subsequent holding of shares on your behalf by a broker or other third party with whom you may elect to deposit any shares acquired through the Plan.

OfficeMax shall, at all times, take all commercially reasonable efforts to ensure that appropriate safety measures shall be in place to ensure the confidentiality of the Data, and that no Use will be made of the Data for any purpose other than the administration and management of the Plan.  You may, at any time, review your Data and request necessary amendments to such Data.  You may withdraw your consent to Use of the Data herein by notifying OfficeMax in writing at the address specified in paragraph 13; however by withdrawing your consent to use Data, you may affect your eligibility to participate in the Plan.

By executing this Agreement you hereby release and forever discharge OfficeMax from any and all claims, demands, actions, causes of action, damages, liabilities, costs, losses and expenses arising out of, or in connection with, the Use of the Data including, without limitation, any and all claims for invasion of privacy, defamation and any other personal, moral and/or property rights.

13.                                 Acceptance of Terms and Conditions.  You must sign this Agreement and return it to OfficeMax’s Compensation Department on or before <<insert date >>, or the Award will be forfeited.  Return your executed Agreement to:  Latrice Greyer by mail at OfficeMax, 263 Shuman Boulevard, Naperville, Illinois 60563 or by fax at 1-630-647-3722.

OfficeMax Incorporated		Awardee

By:		Signature:
Perry Zukowski
	Executive Vice President,	Printed Name:
Human Resources
Employee ID:

APPENDIX A

To the extent any amount payable under this Award constitutes deferred compensation subject to Code Section 409A, the following definition of “Change in Control” shall apply:

1.                                      Change in Control.  A “Change in Control” means, with respect to OfficeMax or Subsidiary, the occurrence of any one of the following dates, interpreted consistent with Treasury Regulation Section 1.409A-3(i)(5).

a.                                       Change in Ownership.  The date any one Person, or more than one Person Acting as a Group, acquires ownership of stock of OfficeMax or Subsidiary that, together with stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of OfficeMax or Subsidiary, as the case may be.  Notwithstanding the foregoing, for purposes of this paragraph, if any one Person, or more than one Person Acting as a Group, is considered to own more than 50% of the total fair market value or total voting power of the stock of OfficeMax or Subsidiary, as the case may be, the acquisition of additional stock by the same Person or Persons is not considered to cause a Change in Control.

b.                                      Change in Effective Control.

A.                                   The date any one Person, or more than one Person Acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of OfficeMax or Subsidiary possessing 30% or more of the total voting power of the stock of OfficeMax or Subsidiary, as the case may be.  Notwithstanding the foregoing, for purposes of this subparagraph, if any one Person, or more than one Person Acting as a Group, is considered to effectively control OfficeMax or Subsidiary, as the case may be, the acquisition of additional control of OfficeMax or Subsidiary, as the case may be, by the same Person or Persons is not considered to cause a Change in Control; or

B.                                     The date a majority of the members of OfficeMax’s Board is replaced during any one year period by directors whose appointment or election is not endorsed by a majority of the members of OfficeMax’s Board before the date of the appointment or election.

c.                                       Change in Ownership of a Substantial Portion of OfficeMax’s or Subsidiary’s Assets.  The date any one Person, or more than one Person Acting as a Group, acquires (or has acquired during the one year period ending on the date of the most recent acquisition by such Person or Persons) assets from OfficeMax or Subsidiary that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of OfficeMax or Subsidiary, as the case may be, immediately before such acquisition or acquisitions.  For purposes of this paragraph (c), “gross fair market value” means the value of the assets of OfficeMax or Subsidiary, as the case may be, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.  Notwithstanding the foregoing, a transfer of assets is not treated as a Change in Control if the assets are transferred to:

A.                                   An entity that is controlled by the shareholders of the transferring corporation;

B.                                     A shareholder of OfficeMax or Subsidiary, as the case may be, (immediately before the asset transfer) in exchange for or with respect to its stock;

C.                                     An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by OfficeMax or Subsidiary, as the case may be;

D.                                    A Person, or more than one Person Acting as a Group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of OfficeMax or Subsidiary, as the case may be; or

E.                                      An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in clause D.

2.                                       Definitions of “Person” and “Acting as a Group.”  For purposes of this Appendix, “Person” shall have the meaning set forth in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  For purposes of this Appendix, Persons shall be considered to be “Acting as a Group” if they are owners of a corporation that enter into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with OfficeMax or Subsidiary.  If a Person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be Acting as a Group with the other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.  Notwithstanding the foregoing, Persons shall not be considered to be Acting as a Group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.